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                               LIQUID AUDIO, INC.
                (Name of Registrant as Specified in Its Charter)

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                              MUSICMAKER.COM, INC.,
  JEWELCOR MANAGEMENT, INC., BARINGTON COMPANIES EQUITY PARTNERS, L.P., RAMIUS
                   SECURITIES, LLC, DOMROSE SONS PARTNERSHIP,
                    JAMES A. MITAROTONDA and SEYMOUR HOLTZMAN
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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

                            THE MUSICMAKER.COM GROUP
                            c/o musicmaker.com, Inc.
                         888 Seventh Avenue, 17th Floor
                            New York, New York 10019
                                  212-974-5700

              An Important Message to all Liquid Audio Stockholders

Dear Fellow Liquid Audio Stockholders:

We are writing to ask for your support to elect our two nominees to the Liquid Audio, Inc. ("Liquid Audio" or the "Company") Board of Directors, as well as to change the Company's by-laws to increase the size of the board and allow only stockholders to fill vacancies on the board. If we are successful in changing the by-laws, we will seek your support for the election of four other nominees to the board. The musicmaker group is the second largest stockholder of Liquid Audio, owning 1,568,100 shares or approximately 6.9% of the Company's outstanding common stock.

Our goals are simple, straightforward and will in our opinion, benefit all Liquid Audio stockholders:

                         WE WANT TO PRESERVE AND ENHANCE
                              THE COMPANY'S VALUE!

Our nominees for director will do this by:

     o    Shutting down the Company's cash draining operations immediately

     o Exploring the sale or licensing of the Company's intellectual property to monetize these assets without spending a substantial amount of Company funds

     o Distributing cash to stockholders which is not needed for operations or our proposed acquisition program

     o Exploring the acquisition of alternative businesses with positive cash flow and current profitability


            We ask for your support and need every shareholder's vote
                              to make a difference

                  The Company's Business Plan is Fatally Flawed

Liquid Audio's Management has spent over $103 million in an unsuccessful effort to become a platform for the distribution of music over the internet. Management candidly admits that it does not know when the Company will become profitable... if ever!

and only generated revenues in its most recent fiscal quarter of $136,000! Even under the Company's so-called "restructuring plan" implemented last year, Liquid Audio has been depleting its cash at the rate of $5 million per quarter... a staggering $20 million a year...while its revenues have plummeted!



      We Believe Current Management Will Not Build Value for Stockholders



We cannot look to current management to reverse the tumbling fortunes of our Company, because:


     o Having developed and presided over the Company's failed business plan, management, in our view, lacks the objectivity to redirect the Company's operations

     o In our view, management has been inattentive to stockholder concerns, to the point of not even entertaining questions on the Company's quarterly earnings calls

     o In our view, management has sought to restrict stockholder control of the Company through a poison pill, a staggered board, a prohibition on action by written consent and various supermajority voting provisions

     o Even in its current proxy materials, management, in our view, has persisted with the same tired and unrealistic storyline, teasing stockholders with unfounded hopes for the Company's technology and alliances with no credible plan ever to become profitable or cash flow positive

     o It has forced us to file several lawsuits to compel the Company to follow normal proxy procedures



It is hardly surprising, but certainly disheartening, that the Company has had a revolving boardroom door. Four of the six directors that served on the Company's board when it went public less than three years ago are no longer with the Company. During this time, the stock ownership of board members and their affiliates has shrunk from 28.9% to 8.3%. Hardly a show of confidence in the future of the Company or the competence of its management!

      The Nominees of the musicmaker.com Group Are Committed to Maximizing
                                Stockholder Value

Our nominees have one objective--to maximize value for all stockholders. James Mitarotonda and Seymour Holtzman, respectively CEO and Chairman of musicmaker.com, and two of our other nominees, implemented a stockholder value strategy when they took control of musicmaker.com last year. At the time, musicmaker.com was wedded to a money losing, cash depleting business plan in the online music delivery industry similar to Liquid Audio.

The musicmaker.com group acted immediately by:

     o    Making a $3.00 per share cash distribution to all stockholders

     o    Shutting down musicmaker.com's cash draining operations

     o    Cutting expenses to a minimum (no full time employees)

     o    Exploring opportunities for profitable business operations

Our nominees have accomplished credentials in business, finance, and management. They will work to protect and enhance the value of your investment in the Company--right now, not in some vague over-the-horizon time frame. Our nominees are also committed to eliminating the Company's poison pill and other take-over defenses and removing any provision of the Company's charter and by-laws that entrench management.


          Our Nominees are ready to Act on Behalf of all Stockholders


At the Company's 2002 annual meeting, you can decide whether Liquid Audio will continue to squander its assets on an ill-conceived and unrealistic business plan or whether those assets will be applied towards creating value for all stockholders.

If you care about preserving the value of our stock, we urge you to vote:

     o FOR the election of our nominees Seymour Holtzman and James A. Mitarotonda as Class III directors

     o    FOR our proposal to increase the size of the board to nine directors

     o    FOR our proposal to authorize only stockholders to fill vacancies

     o FOR the election of our nominees Jesse Choper, William Fox, Thomas Constance and Joseph Wright to fill the new directorships

We need you to vote FOR all of these proposals, so that the musicmaker.com group nominees will have the votes necessary to pursue our platform on your behalf.

                  Our Task is Great and Your Support is Needed


IMPORTANT! Because of the Company's current charter, an affirmative vote of two-thirds of the outstanding shares is needed to amend the by-laws and adopt our proposals to expand the board. Every vote is important and could make a critical difference in the future of our Company.


                  Act now! If you are a stockholder of record,
             sign and return the WHITE proxy card voting in favor of
                       the musicmaker.com group proposals.


Do not execute the green proxy card furnished by current management. Even if you have previously executed management's green proxy card, you may change your vote by signing and returning a later dated WHITE proxy card of the musicmaker.com group. Only the latest dated proxy card will count.

If you hold your shares in street name, through a broker, bank or other custodian, carefully follow the instructions of your custodian and direct it to vote on your behalf FOR the musicmaker.com group proposals.

Our nominees are ready to act on your behalf.

                   Vote FOR the musicmaker.com group proposals
                             on the WHITE proxy card

We thank you for your support.

For the musicmaker.com group,



/s/ James A. Mitarotonda                    /s/ Seymour Holtzman
James A. Mitarotonda                        Seymour Holtzman
212-974-5701                                570-822-6277



                If you have any questions or need help voting FOR
                       the musicmaker.com group proposals,
                       please contact our proxy solicitor

                                    D.F. King
                           77 Water Street, 20th Floor
                            New York, New York 10005
                           Toll free at (800) 431-9643